                                                                   Exhibit 10.87

                                                                  EXECUTION COPY
                                                                  --------------


                             THE PIONEER GROUP, INC.

                                CREDIT AGREEMENT

                                 Amendment No. 9
                                 ---------------

         This Agreement, dated as of November 9, 1999, is among The Pioneer Group, Inc., a Delaware corporation (the "Company"), certain of its subsidiaries listed on the signature pages hereto, the Lenders (as defined in the Credit Agreement referenced below) and BankBoston, N.A., f/k/a The First National Bank of Boston, as agent (the "Agent") for itself and the other Lenders. The parties agree as follows:

1. Reference to Credit Agreement; Definitions. Reference is made to the Credit Agreement dated as of June 6, 1996, among the Company, certain of its subsidiaries, the Lenders and the Agent (as amended, modified and in effect prior to giving effect to this Agreement, the "Credit Agreement"). Terms defined in the Credit Agreement as amended hereby (the "Amended Credit Agreement") and not otherwise defined herein are used herein with the meanings so defined. Except as the context otherwise explicitly requires, the capitalized terms "Section" and "Exhibit" refer to sections hereof and exhibits hereto.

2. Amendments to Credit Agreement. Subject to all of the terms and conditions hereof and in reliance upon the representations and warranties set forth in Section 3, the Credit Agreement is amended as follows, effective upon the date (the "Amendment Date") that the conditions specified in Section 4 are satisfied, which conditions must be satisfied no later than November 9, 1999 or this Agreement shall be of no force or effect:

         2.1 Amendment of Section 1.4. Section 1.4 of the Credit Agreement is amended to read in its entirety as follows:

         "1.4 "Applicable Margin" means, (1) with respect to any portion of the Revolving Loan subject to a Pricing Option, 2.75%, and (2) with respect to each other portion of the Revolving Loan, 0.25%."

         2.2. Amendment to Section 1.101. Section 1.101 of the Credit Agreement is amended to read in its entirety as follows:

         "1.101. "Maximum Amount of Revolving Credit" means the lesser of (i) $55,000,000 or such lesser amount to which the lending commitment of the Lenders may be reduced pursuant to Section 4, and (ii) such amount (in a minimum amount of $10,000,000 and an integral multiple of $5,000,000) less than the Maximum Amount of Revolving Credit then in effect as specified by irrevocable notice from the Company to the Agent."

         2.3. Amendment to Section 1.49. Section 1.49 of the Credit Agreement is amended to read in its entirety as follows:

         "1.49. "Consolidated Tangible Net Worth" means, at any date, the total of:

                  (a) stockholders' equity of the Company and its Subsidiaries (excluding the effect of any foreign currency translation adjustments) determined in accordance with GAAP on a Consolidated basis, minus

                  (b) the amount by which such stockholders' equity has been increased by the write-up of any asset of the Company and its Subsidiaries (excluding any write-ups net of write-downs associated with any venture capital investments of the Company and its Subsidiaries), minus

                  (c) assets of the Company and its Subsidiaries that are considered intangible assets under GAAP (including but not limited to customer lists, goodwill, computer software and capitalized research and development costs other than the capitalized development costs relating to the natural resource business operations of the Company or any of its Subsidiaries), plus

                  (d) the amount by which such stockholders' equity has been decreased by the after-tax noncash write-down of assets employed in the Company's and its Subsidiaries' international operations, up to an aggregate of all such write-downs of $12,500,000."

         2.4. Amendment to Section 7.5.3. Section 7.5.3 of the Credit Agreement is amended to read in its entirety as follows:

         "7.5.3. Consolidated Tangible Net Worth. Consolidated Tangible Net Worth shall:

         (a) prior to September 30, 1999, at all times equal or exceed $120,000,000; provided, however, that on the first day of each fiscal quarter of the Company beginning with the fiscal quarter ending December 31, 1998, such dollar amount shall be increased by an amount equal to 50% of the sum of (i) Consolidated Net Income (only if in excess of zero) and (ii) the after-tax gain on the sale or disposition of assets or capital stock of Pioneer Goldfields Entities for the fiscal quarter then most recently ended, and

         (b) on and after September 30, 1999, at all times equal or exceed $72,500,000; provided, however, that on the first day of each fiscal quarter of the Company beginning with the fiscal quarter ending September 30, 1999, such dollar amount shall be increased by an amount equal to 50% of the sum of (i) Consolidated Net Income (only if in excess of zero) and (ii) the after-tax gain on the sale or disposition of assets or capital stock of Pioneer Goldfields Entities for the fiscal quarter then most recently ended."




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
         2.5. Addition of a new Section 7.9.A Section 7.9.A of the Credit Agreement is added immediately after 7.9 to read in its entirety as follows:

         "7.9.A Cash Expenditures. The Company and each of its Subsidiaries shall restrict the net amount of cash expended on international operations and timber operations as follows:

         7.9.A.1. On and after October 1, 1999, and through March 31, 2000, the Company and each of its Subsidiaries shall not expend cash in connection with the Company's or any Subsidiary's international operations that exceeds $10,000,000, net of any cash provided by such international operations.

         7.9.A.2. In the twelve (12) month period commencing April 1, 2000 and ending March 31, 2001, the Company and each of its Subsidiaries shall not expend cash in connection with the Company's or any Subsidiary's international operations that in the aggregate exceeds $15,000,000, net of any cash provided by such international operations.

         7.9.A.3. On and after October 1, 1999, the Company and each of its Subsidiaries shall not expend cash in connection with the Company's or any Subsidiary's timber operations that exceed $3,000,000, net of any cash provided by such timber operations.

         7.9.A.4. For purposes of this Section 7.9.A, references to international operations shall not include any operations of the Company's Core Mutual Fund Subsidiaries and any Subsidiaries of such Core Mutual Fund Subsidiaries."

         2.6 Amendment to Exhibit 9.1.2. Exhibit 9.1.2 of the Credit Agreement (Officers of the Company) is amended to read in its entirety as set forth on
Exhibit 9.1.2 hereto.

         2.7 Amendment to Exhibit 11.1. Exhibit 11.1 of the Credit Agreement (Percentage Interests) is amended to read in its entirety as set forth on
Exhibit 11.1 hereto.

3. Representations and Warranties. In order to induce the Lenders to enter into this Agreement, each of the Company and the Guarantors represents and warrants to each of the Lenders that:

         3.1. Legal Existence, Organization. Each of the Company and its Subsidiaries is duly organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation, with all power and authority, corporate or otherwise, necessary to (i) enter into and perform this Agreement, the Amended Credit Agreement and each other Credit Document to which it is party and (ii) own its properties and carry on the business now conducted or proposed to be conducted by it. Each of the Company and its Subsidiaries has taken, or shall have taken on or prior to the Amendment Date, all corporate or other action required to make the provisions of this Agreement, the Amended Credit Agreement and each other Credit Document to which it is party the valid and enforceable obligations they purport to be.

         3.2. Enforceability. The Company and each of its Subsidiaries which are signatories hereto have duly executed and delivered this Agreement. Each of this Agreement and the Amended Credit Agreement is the legal, valid and binding obligation of the Company and such Subsidiaries and is enforceable in accordance with its terms.

         3.3. No Legal Obstacle to Agreements. Neither the execution, delivery or performance of this Agreement, nor the performance of the Amended Credit Agreement, nor the consummation of any other transaction referred to in or contemplated by this Agreement, nor the fulfillment of the terms hereof or thereof, has constituted or resulted in or will constitute or result in:

              (1) any breach or termination of the provisions of any agreement, instrument, deed or lease to which the Company or any Subsidiary is a party or by which it is bound, or of the Charter or By-laws of the Company or any Subsidiary;

              (2) the violation of any law, judgment, decree or governmental order, rule or regulation applicable to the Company or any Subsidiary;

              (3) the creation under any agreement, instrument, deed or lease of any Lien upon any of the assets of the Company or any Subsidiary; or

              (4) any redemption, retirement or other repurchase obligation of the Company or any Subsidiary under any Charter, By-law, agreement, instrument, deed or lease.

No approval, authorization or other action by, or declaration to or filing with, any governmental or administrative authority or any other Person is required to be obtained or made by the Company or any Subsidiary in connection with the execution, delivery and performance of this Agreement or the performance of the Amended Credit Agreement, or the consummation of the transactions contemplated hereby or thereby.

         3.4. No Default. After giving effect to the amendments set forth in
Section 2, no Default will exist.

         3.5. Incorporation of Representations and Warranties. The representations and warranties set forth in Section 8 of the Credit Agreement, or in the case of the Guarantors, Section 6.6 of the Credit Agreement are true and correct on the date hereof as if originally made on and as of the date hereof (except to the extent any representation or warranty refers to a specific earlier date).

4. Conditions. The effectiveness of this Agreement shall be subject to the satisfaction of the following conditions:

         4.1. Amendment to Note Agreement. The Note Agreement dated August 14, 1997 among the Company and its Subsidiaries listed as Guarantors (including other Subsidiaries of the Company that from time to time become party thereto) and the Travelers Insurance Company shall have been amended to impose no more stringent Consolidated Tangible Net Worth covenant levels

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
and other terms and conditions on the Company than those contained in the Amended Credit Agreement, which terms and conditions shall be satisfactory to the Lenders.

         4.2. Investment Assets Under Management. On the Amendment Date, the aggregate investment assets under management by the Company and its Subsidiaries shall equal or exceed $20,000,000,000, and the Company shall have furnished to the Agent on such date a certificate to such effect signed by an Executive Officer or a Financial Officer.

         4.3.  Delivery of Financial Information.

         (a) The Company shall have delivered to the Lenders the quarterly reports for the fiscal quarter ended September 30, 1999, including all information specified in Section 7.4.2 of the Credit Agreement; provided, however, that the Company's Form 10-Q for the fiscal year ended September 30, 1999, shall be delivered as soon as it becomes available.

         (b) The Company shall have provided for the period commencing October 1, 1999 through June 30, 2000, monthly cash flow forecasts.

         4.4.  Fees.

          (a) In accordance with their Percentage Interests, in exchange for an affirmative vote for entering into this Agreement, the Borrower shall have paid to the Agent for the account of the Lenders, an amount equal to 0.50% of the Maximum Amount of the Revolving Credit.

         (b) The Company shall have paid all fees due to the Agent or other lenders and all reasonable fees and disbursements of Ropes & Gray, special counsel to the Lenders.

         4.5. Officer's Certificate. The representations and warranties contained in Section 3 shall be true and correct as of the Amendment Date with the same force and effect as though originally made on and as of such date; no Default shall exist on the Amendment Date immediately prior to and after giving effect to this Agreement; as of the Amendment Date, no Material Adverse Change shall have occurred; and the Company shall have furnished to the Agent on the Amendment Date a certificate to these effects, in substantially the form of
Exhibit 4.5, signed by an Executive Officer or a Financial Officer.

         4.6. Proper Proceedings. All proper corporate proceedings shall have been taken by each of the Company and the Subsidiaries to authorize this Agreement, the Amended Credit Agreement and the transactions contemplated hereby and thereby. The Agent shall have received copies of all documents, including legal opinions of counsel and records of corporate proceedings which the Agent may have requested in connection therewith, such documents, where appropriate, to be certified by proper corporate or governmental authorities.

         4.7. Legal Opinion. The Lenders shall have received from Robert P. Nault, General Counsel of The Pioneer Group, Inc., Counsel of the Company and the Subsidiaries, an opinion with respect to the transactions contemplated by this Amendment, which opinion shall be in form and substance satisfactory to the Lenders.

         4.8. Execution by Lenders. The Lenders owning at least a majority of the Percentage Interests under the Credit Agreement shall have executed and delivered this Agreement to the Company.

5. Further Assurances. Each of the Company and the Subsidiaries will, promptly upon request of the Agent from time to time, execute, acknowledge and deliver, and file and record, all such instruments and notices, and take all such action, as the Agent deems necessary or advisable to carry out the intent and purposes of this Agreement.

6. General. The Amended Credit Agreement and all of the other Credit Documents are each confirmed as being in full force and effect. This Agreement, the Amended Credit Agreement and the other Credit Documents referred to herein or therein constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and current understandings and agreements, whether written or oral, with respect to such subject matter. The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other term or provision hereof. The headings in this Agreement are for convenience of reference only and shall not alter, limit or otherwise affect the meaning hereof. Each of this Agreement and the Amended Credit Agreement is a Credit Document and may be executed in any number of counterparts, which together shall constitute one instrument, and shall bind and inure to the benefit of the parties and their respective successors and assigns, including as such successors and assigns all holders of any Note. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS (OTHER THAN THE CONFLICT OF LAWS RULES) OF THE COMMONWEALTH OF MASSACHUSETTS.

Each of the undersigned has caused this Agreement to be executed and delivered by its duly authorized officer as an agreement under seal as of the date first above written.



THE PIONEER GROUP, INC.                      PIONEERING SERVICES CORPORATION


By : /s/ Eric W. Reckard                     By: /s/ Eric W. Reckard
    --------------------------------------       -------------------------------
   Title: Executive Vice President,              Title: Treasurer
     Chief Financial Officer and Treasurer
                                             60 State Street
60 State Street                              Boston, Massachusetts 02109-1820
Boston, Massachusetts 02109-1820


PIONEER INVESTMENT MANAGEMENT, INC.


By: /s/ Eric W. Reckard
    --------------------------------------
   Title: Treasurer

60 State Street
Boston, Massachusetts 02109-1820


PIONEER MANAGEMENT (IRELAND) LTD.


By: /s/ John F. Cogan, Jr.
    --------------------------------------
   Title: Director

60 State Street
Boston, Massachusetts 02109-1820


PIONEER FUNDS DISTRIBUTOR, INC.


By: /s/ Eric W. Reckard
    --------------------------------------
   Title: Treasurer

60 State Street
Boston, Massachusetts 02109-1820

                            BANKBOSTON, N.A.



                            By:/s/ Matthew Steinaway
                               ---------------------------
                               Title: Vice President

                               Financial Institutions Division
                               100 Federal Street - 15th Floor
                               Boston, Massachusetts 02110
                               Telecopy: (617) 434-1537
                               Telex: 940581


                            THE BANK OF NEW YORK



                            By:/s/ Scott H. Buitekant
                               ---------------------------
                               Title: Vice President

                               One Wall Street, 17th Floor
                               Mutual Fund Banking Division
                               New York, NY 10286
                               Telecopy: (212) 635-6348
                               Telex:


                            SOCIETE GENERALE



                            By:/s/ Dabney Giles Treacy
                               ---------------------------
                               Title: Vice President

                               1221 Avenue of the Americas
                               New York, New York 10020
                               Telecopy: (212) 278-7153

                            CITIZENS BANK OF MASSACHUSETTS



                            By:/s/ Michael St. Jean
                               ---------------------------
                               Title: Vice President

                               100 Summer Street
                               Boston, MA 02110
                               Telecopy: (617) 338-4041


                            BANQUE NATIONALE DE PARIS



                            By: /s/ Laurent Vanderzyppe
                               ---------------------------
                            Title: Vice President


                            By: /s/ Marguerite L. Lebon
                               ---------------------------
                            Title: Assistant Vice President

                            499 Park Avenue, 2nd Floor
                            New York, 10022
                            Telecopy: (212) 415-9707


                            MELLON BANK, N.A.



                            By: /s/ John R. Cooper
                              ---------------------------
                            Title: Vice President

                            One Mellon Bank Center
                            Mail Code: 1510370
                            Pittsburgh, PA 15258
                            Telecopy: (412) 234-8087

                                                                     EXHIBIT 4.5


                              OFFICER'S CERTIFICATE


         Pursuant to Section 4.5 of Amendment No. 9 to Credit Agreement dated as of November __, 1999 (the "Amendment") among The Pioneer Group, Inc., a Delaware corporation (the "Company"), certain of its subsidiaries signatories thereto, the Lenders and BankBoston, N.A., f/k/a The First National Bank of Boston, as agent (the "Agent") for itself and the other Lenders, which amends the Credit Agreement dated as of June 6, 1996 (as amended, modified and in effect after giving effect to the Amendment, the "Credit Agreement"), among the Company, certain of its subsidiaries signatories thereto, the Lenders and the Agent, the Company hereby certifies that the representations and warranties contained in
Section 3 of the Amendment are true and correct on and as of the date hereof with the same force and effect as though originally made on and as of the date hereof; no Default exists on the date hereof or will exist after giving effect to the Amendment; and as of the date hereof, no Material Adverse Change has occurred; and, as of the date hereof, the aggregate investment assets under management by the Company and its Subsidiaries equals or exceeds $15,000,000,000.

         Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

         This certificate has been executed by a duly authorized Executive Officer or Financial Officer this 9th day of November, 1999.


                             THE PIONEER GROUP, INC.


                             By: /s/ Eric W. Reckard
                                 ----------------------
                                  Name: Eric W. Reckard
                                  Title: Executive Vice President,
                                         Chief Financial Officer and Treasurer

                                                                   EXHIBIT 9.1.2


                             OFFICERS OF THE COMPANY



  1.  John F. Cogan, Jr.     Chairman of the Board, Chief Executive Officer and
                             President of the Company


  2.  Eric W. Reckard        Executive Vice President, Chief Financial Officer
                             and Treasurer of the Company and Subsidiaries

  3.  David D. Tripple       Executive Vice President of the Company and
                             President of Pioneer Investment Management, Inc.
                             and Pioneer Funds Distributor, Inc.


  4.  William H. Smith, Jr.  Executive Vice President of the Company and
                             Director of Pioneering Services Corporation


  5.  Roger K. Leonard       Managing Director and Chief Executive of Pioneer
                             Goldfields Limited and Managing Director of
                             Teberebie Goldfields Limited

                                                                    EXHIBIT 11.1

                              PERCENTAGE INTERESTS


                                             Total                  B Share             Revolving        Percentage
      Lender                               Commitment                 Loan                Loan           Interest
   -----------------                       -----------              --------            ---------        ----------
BankBoston, N.A.                           $14,347,826.08               -              $14,347,826.08    26.1%
Mellon Bank                                $11,956,521.74               -              $11,956,521.74    21.7%
Citizens Bank of Massachusetts             $ 9,565,217.39               -              $ 9,565,217.39    17.4%
Societe Generale                           $ 7,173,913.04               -              $ 7,173,913.04    13.0%
Bank of New York                           $ 7,173,913.04               -              $ 7,173,913.04    13.0%
Bank Nationale de Paris                    $ 4,782,608.70               -              $ 4,782,608.70     8.7%
                                           --------------                              --------------   -----
TOTAL                                      $55,000,000.00                              $55,000,000.00   100.0%
                                           ==============                              ==============



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